Exhibit 99.5

BIOVENTUS INC. [TBD] VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/BVS2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D59612-TBDKEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. BIOVENTUS INC. The Board of Directors recommends you vote FOR the following proposals: 1. To approve the issuance of shares of Bioventus class A common stock to the stockholders of Misonix, Inc., which is referred to as “Misonix,” in connection with the mergers contemplated by the Agreement and Plan of Merger, dated July 29, 2021, as it may be amended from time to time, which is referred to as the “merger agreement,” by and among Bioventus, Oyster Merger Sub I, Inc., a wholly owned subsidiary of Bioventus, Oyster Merger Sub II, LLC, a wholly owned subsidiary of Bioventus and Misonix, which issuance is referred to as the “share issuance” and which proposal is referred to as the “Bioventus share issuance proposal”; and 2. To approve the adjournment of the Bioventus special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Bioventus special meeting to approve the Bioventus share issuance proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to Bioventus stockholders, which proposal is referred to as the “Bioventus adjournment proposal.” NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

4721 Emperor Boulevard, Suite 400 Durham, North Carolina 27703 (919) 474-6700 You are cordially invited to attend our Special Meeting of the Stockholders to be held at [TBD], Eastern Time on [TBD], 2021. In light of ongoing developments related to the COVID-19 pandemic, the Bioventus special meeting will be held solely in a virtual meeting format via live webcast. You will be able to virtually attend and vote at the Bioventus special meeting by visiting www.virtualshareholdermeeting.com/BVS2021. Whether or not you plan to virtually attend the Bioventus special meeting, please vote over the internet or by telephone or sign and return your proxy card as soon as possible in the envelope provided. Stockholders of record at the close of business on [TBD] and holders of proxies for those stockholders may attend and vote at our Special Meeting. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice and Proxy Statement are available at www.proxyvote.com. D59613-TBD BIOVENTUS INC. Special Meeting of Stockholders [TBD], 2021 [TBD] Eastern TimeThis proxy is solicited by the Board of Directors The undersigned hereby appoint(s) [TBD] and [TBD], or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BIOVENTUS INC. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at [TBD], Eastern Time on [TBD], 2021, virtually at www.virtualshareholdermeeting.com/BVS2021,and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side